Exhibit 99.1

Investor Relations Contact: David Humphrey
Title: Vice President – Investor Relations
Phone: 479-785-6200
Email: dhumphrey@arcb.com

ArcBest® Announces Third Quarter 2020 Results

•

Third quarter 2020 revenue of $795.0 million, and net income of $29.4 million, or $1.11 per diluted share.  On a non GAAP[1] basis, third quarter 2020 net income was $32.4 million, or $1.22 per diluted share.

•Improving business trends contribute to increased Asset-Based and Asset-Light profitability

FORT SMITH, Arkansas, November 3, 2020 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported third quarter 2020 revenue of $795.0 million compared to third quarter 2019 revenue of $787.6 million.  Third quarter 2020 operating income was $39.8 million compared to operating income of $31.2 million in the same period last year.  Net income was $29.4 million, or $1.11 per diluted share, compared to third quarter 2019 net income of $16.3 million, or $0.62 per diluted share.

Excluding certain items in both periods as identified in the attached reconciliation tables, non-GAAP operating income was $45.8 million in third quarter 2020 compared to third quarter 2019 non-GAAP operating income of $38.1 million.  On a non-GAAP basis, net income was $32.4 million, or $1.22 per diluted share, in third quarter 2020 compared to third quarter 2019 net income of $27.0 million, or $1.02 per diluted share.

At September 30, 2020, ArcBest’s consolidated cash and short-term investments, less debt, were $59 million net cash compared to the $41 million net cash position at June 30, 2020, reflecting an $18 million improvement during the third quarter.

“I am incredibly proud of our employees and how they have performed on behalf of customers as we navigate through the pandemic together,” said Judy R. McReynolds, chairman, president and CEO of ArcBest. “Throughout the third quarter and into October the ArcBest team, enabled by technology and assured capacity options, is providing much-needed flexibility to customer supply chains while also improving operational efficiency.  Our company was built on strong customer relationships and it is our goal to ensure those customers are positioned well to succeed.”

Third Quarter Results of Operations Comparisons

Asset-Based

Third Quarter 2020 Versus Third Quarter 2019

●	Revenue of $561.9 million compared to $565.6 million, a per-day decrease of 1.4 percent.
●	Total tonnage per day increase of 1.2 percent, with a mid-single-digit percentage increase in LTL-rated tonnage and a double-digit percentage decrease in TL-rated spot shipment tonnage moving in the Asset-Based network.
●	Total shipments per day decrease of 3.0 percent. Total weight per shipment increase of 4.4 percent and an increase of 7.4 percent in LTL-rated weight per shipment impacted by third quarter freight mix changes.
●	Total billed revenue per hundredweight decreased 1.8 percent and was negatively impacted by freight mix changes and lower fuel surcharges versus prior year. Excluding fuel surcharge, LTL-rated freight experienced a percentage decrease in the low-single digits.

●	Operating income of $36.6 million and an operating ratio of 93.5 percent compared to the prior year quarter operating income of $31.7 million and an operating ratio of 94.4 percent. On a non-GAAP basis, operating income of $42.8 million and an operating ratio of 92.4 percent compared to the prior year quarter operating income of $38.5 million and an operating ratio of 93.2 percent.

ArcBest’s Asset-Based business reflects the positive impact of an improving marketplace and sequential growth in shipments and tonnage compared to the second quarter.  As business levels improved, labor and freight handling resources were added to handle the additional freight in order to sufficiently serve our customers’ needs.  Operational costs were managed relative to growing freight levels.  The resulting improvement in operational efficiencies, reduction in empty miles and cost decreases contributed to improved profitability.  Throughout the quarter, customer shipments were strategically matched with available network capacity, resulting in improved resource utilization and better operational metrics.  In a continuing rational industry pricing environment, freight mix changes and reduced fuel surcharges contributed to lower third quarter revenue per hundredweight.  However, profitable growth resulted from optimal freight selection and enhanced matching of revenue and costs.

Asset-Light2

Third Quarter 2020 Versus Third Quarter 2019

●	Revenue of $267.8 million compared to $253.7 million, a per-day increase of 4.7 percent.
●	Operating income of $5.8 million compared to operating income of $3.6 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $8.6 million compared to Adjusted EBITDA of $6.6 million.

Third quarter revenue in the Asset-Light ArcBest segment increased compared to the prior year period reflecting better customer business levels associated with an improving economic environment.  Significant revenue growth in managed transportation services was the biggest contributor to improved Asset-Light revenue totals while increases in international and ground expedite business were additional positive factors.  Increased customer shipping levels combined with limited equipment availability in the logistics marketplace positively impacted demand for ground expedite services.  Growth in these premium service asset-light offerings was a meaningful factor in the quarter’s improved profitability. Revenue associated with the truckload brokerage business positively contributed to third quarter totals, but increased mileage rates paid for equipment capacity related to current marketplace conditions contributed to higher purchased transportation expense as a percentage of total revenue.  However, cost management and reduced expenses in other areas of the asset-light business resulted in greater operating profit during the quarter.

At FleetNet, a decrease in total events contributed to lower total revenue and reduced operating income compared to the prior year period.

Closing Comments

“Tremendous opportunity exists for us to sustain the momentum of the third quarter and continue to profitably grow our company,” said McReynolds.  “As an innovative and integrated logistics company, I am excited about what the future holds and am confident in the strength and abilities of our workforce and leadership to seize the growth opportunity ahead of us.”

NOTES

1.	U.S. Generally Accepted Accounting Principles
2.	The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations

Conference Call

ArcBest will host a conference call with company executives to discuss the 2020 third quarter results. The call will be today, Tuesday, November 3, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (800) 268-2160. Following the call, a recorded playback will be available through the end of the day on December 15, 2020. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21970321. The conference call and playback can also be accessed, through December 15, 2020, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver innovative solutions for our customers’ supply chain needs.  We'll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  At ArcBest, we’re More Than Logistics®. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this press release concerning results for the three months ended September 30, 2020 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; the ability to maintain third-party information technology systems or licenses; widespread outbreak of an illness or any other communicable disease and the effects of pandemics, including the COVID-19 pandemic, or any other public health crisis; regulatory measures that may be implemented in response to widespread illness, including the COVID-19 pandemic; ineffectiveness of our business continuity plans to meet our operational needs in the event of adverse external events or conditions; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight, and any write-offs associated therewith; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand, including the impact of and uncertainties related to the COVID-19 pandemic, that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; the ability to manage our cost structure, and the timing and performance of growth initiatives; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; availability and cost of reliable third-party services; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; governmental regulations; environmental laws and regulations, including emissions-control regulations; union employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; maintaining our intellectual property rights, brand, and corporate reputation; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; potential impairment of goodwill and intangible assets; the cost, integration, and performance of any recent or future acquisitions; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; acts of terrorism or war, or the impact of antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$794,980	$787,563	$2,123,749	$2,270,892

OPERATING EXPENSES	755,198	756,355	2,055,723	2,195,893

OPERATING INCOME	39,782	31,208	68,026	74,999

OTHER INCOME (COSTS)
Interest and dividend income	756	1,768	3,122	4,862
Interest and other related financing costs	(2,860)	(2,900)	(9,185)	(8,593)
Other, net	1,500	(6,734)	334	(7,770)
	(604)	(7,866)	(5,729)	(11,501)

INCOME BEFORE INCOME TAXES	39,178	23,342	62,297	63,498

INCOME TAX PROVISION	9,774	7,072	15,111	17,964

NET INCOME	$29,404	$16,270	$47,186	$45,534

EARNINGS PER COMMON SHARE(1)
Basic	$1.15	$0.64	$1.86	$1.78
Diluted	$1.11	$0.62	$1.79	$1.72

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,470,094	25,527,982	25,403,786	25,550,365
Diluted	26,592,457	26,416,595	26,289,946	26,461,668

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.24	$0.24

1)	ArcBest uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2020	2019
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$267,645	$201,909
Short-term investments	83,411	116,579
Accounts receivable, less allowances (2020 - $7,343; 2019 - $5,448)	323,760	282,579
Other accounts receivable, less allowances (2020 - $665; 2019 - $476)	14,464	18,774
Prepaid expenses	29,562	30,377
Prepaid and refundable income taxes	6,163	9,439
Other	5,235	4,745
TOTAL CURRENT ASSETS	730,240	664,402

PROPERTY, PLANT AND EQUIPMENT
Land and structures	346,322	342,122
Revenue equipment	912,924	896,020
Service, office, and other equipment	233,689	233,354
Software	158,454	151,068
Leasehold improvements	14,064	10,383
	1,665,453	1,632,947
Less allowances for depreciation and amortization	987,396	949,355
	678,057	683,592

GOODWILL	88,320	88,320
INTANGIBLE ASSETS, NET	56,016	58,832
OPERATING RIGHT-OF-USE ASSETS	112,568	68,470
DEFERRED INCOME TAXES	6,975	7,725
OTHER LONG-TERM ASSETS	74,055	79,866
	$1,746,231	$1,651,207

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$162,021	$134,374
Income taxes payable	5	12
Accrued expenses	249,172	232,321
Current portion of long-term debt	65,887	57,305
Current portion of operating lease liabilities	20,431	20,265
TOTAL CURRENT LIABILITIES	497,516	444,277

LONG-TERM DEBT, less current portion	226,037	266,214
OPERATING LEASE LIABILITIES, less current portion	96,549	52,277
POSTRETIREMENT LIABILITIES, less current portion	20,486	20,294
OTHER LONG-TERM LIABILITIES	35,377	38,892
DEFERRED INCOME TAXES	67,627	66,210

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2020: 29,039,994 shares; 2019: 28,810,902 shares	290	288
Additional paid-in capital	339,908	333,943
Retained earnings	574,053	533,187
Treasury stock, at cost, 2020: 3,632,099 shares; 2019: 3,404,639 shares	(110,245)	(104,578)
Accumulated other comprehensive income (loss)	(1,367)	203
TOTAL STOCKHOLDERS’ EQUITY	802,639	763,043
	$1,746,231	$1,651,207

Note:  The balance sheet at December 31, 2019 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2020	2019

	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$47,186	$45,534
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,189	79,967
Amortization of intangibles	2,942	3,365
Pension settlement expense, including termination expense	89	8,135
Share-based compensation expense	7,956	7,268
Provision for losses on accounts receivable	2,170	832
Change in deferred income taxes	2,831	14,099
Gain on sale of property and equipment and lease termination	(3,280)	(1,384)
Changes in operating assets and liabilities:
Receivables	(38,905)	4,216
Prepaid expenses	809	(265)
Other assets	3,918	(4,236)
Income taxes	3,065	(7,883)
Operating right-of-use assets and lease liabilities, net	234	526
Accounts payable, accrued expenses, and other liabilities	37,062	(12,161)
NET CASH PROVIDED BY OPERATING ACTIVITIES	151,266	138,013

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(20,146)	(69,773)
Proceeds from sale of property and equipment	8,943	4,748
Purchases of short-term investments	(159,253)	(105,747)
Proceeds from sale of short-term investments	192,563	88,730
Capitalization of internally developed software	(9,568)	(8,500)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	12,539	(90,542)

FINANCING ACTIVITIES
Borrowings under credit facilities	180,000	—
Borrowings under accounts receivable securitization program	45,000	—
Proceeds from notes payable	—	9,552
Payments on long-term debt	(309,640)	(43,773)
Net change in book overdrafts	349	(5,570)
Deferred financing costs	—	(562)
Payment of common stock dividends	(6,122)	(6,145)
Purchases of treasury stock	(5,667)	(6,115)
Payments for tax withheld on share-based compensation	(1,989)	(1,206)
NET CASH USED IN FINANCING ACTIVITIES	(98,069)	(53,819)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	65,736	(6,348)
Cash and cash equivalents at beginning of period	201,909	190,186
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$267,645	$183,838

NONCASH INVESTING ACTIVITIES
Equipment financed	$53,045	$40,966
Accruals for equipment received	$2,146	$18,949
Lease liabilities arising from obtaining right-of-use assets	$60,535	$26,810

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2020		2019		2020		2019

	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$561,856		$565,621		$1,537,639		$1,631,348

ArcBest	217,294		199,758		533,536		554,135
FleetNet	50,545		53,976		149,424		158,957
Total Asset-Light	267,839		253,734		682,960		713,092

Other and eliminations	(34,715)		(31,792)		(96,850)		(73,548)
Total consolidated revenues	$794,980		$787,563		$2,123,749		$2,270,892

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$287,385	51.2%	$296,503	52.4%	$820,218	53.3%	$873,795	53.6%
Fuel, supplies, and expenses	50,144	8.9	65,738	11.6	157,044	10.2	195,502	12.0
Operating taxes and licenses	12,296	2.2	12,865	2.3	36,719	2.4	37,477	2.3
Insurance	8,587	1.5	7,646	1.4	24,658	1.6	23,235	1.4
Communications and utilities	4,373	0.8	5,064	0.9	13,426	0.9	14,181	0.9
Depreciation and amortization	24,054	4.3	23,776	4.2	70,651	4.6	66,370	4.0
Rents and purchased transportation	69,442	12.4	61,102	10.8	171,364	11.2	167,234	10.2
Shared services	60,664	10.8	56,031	9.9	155,154	10.1	161,664	9.9
Gain on sale of property and equipment	133	—	(82)	—	(3,206)	(0.2)	(1,703)	(0.1)
Innovative technology costs(1)	6,199	1.1	4,664	0.8	15,521	1.0	9,200	0.6
Other	1,933	0.3	592	0.1	5,168	0.3	2,878	0.2
Total Asset-Based	525,210	93.5%	533,899	94.4%	1,466,717	95.4%	1,549,833	95.0%

ArcBest
Purchased transportation	181,129	83.4%	164,521	82.4%	443,401	83.1%	452,178	81.6%
Supplies and expenses	2,746	1.3	2,780	1.4	7,015	1.3	8,412	1.5
Depreciation and amortization(2)	2,413	1.1	2,607	1.3	7,332	1.4	8,813	1.6
Shared services	24,217	11.1	25,032	12.5	64,784	12.1	71,204	12.9
Other	1,958	0.9	2,366	1.2	6,279	1.2	7,224	1.3
	212,463	97.8%	197,306	98.8%	528,811	99.1%	547,831	98.9%
FleetNet	49,558	98.0%	52,805	97.8%	146,615	98.1%	155,272	97.7%
Total Asset-Light	262,021		250,111		675,426		703,103

Other and eliminations	(32,033)		(27,655)		(86,420)		(57,043)
Total consolidated operating expenses	$755,198	95.0%	$756,355	96.0%	$2,055,723	96.8%	$2,195,893	96.7%

OPERATING INCOME
Asset-Based	$36,646		$31,722		$70,922		$81,515

ArcBest	4,831		2,452		4,725		6,304
FleetNet	987		1,171		2,809		3,685
Total Asset-Light	5,818		3,623		7,534		9,989

Other and eliminations(3)	(2,682)		(4,137)		(10,430)		(16,505)
Total consolidated operating income	$39,782		$31,208		$68,026		$74,999

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
3)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations, including innovative technology costs.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income
Amounts on GAAP basis	$39,782	$31,208	$68,026	$74,999
Innovative technology costs, pre-tax(1)	6,041	4,727	15,340	11,104
ELD conversion costs, pre-tax(2)	—	1,796	—	2,358
Nonunion pension termination costs, pre-tax(3)	—	350	—	350
Non-GAAP amounts	$45,823	$38,081	$83,366	$88,811

Net Income
Amounts on GAAP basis	$29,404	$16,270	$47,186	$45,534
Innovative technology costs, after-tax (includes related financing costs)(1)	4,627	3,614	11,834	8,462
ELD conversion costs, after-tax(2)	—	1,333	—	1,751
Nonunion pension termination costs, after-tax(3)	—	260	—	260
Nonunion pension expense, including settlement and termination expense, after-tax(4)	—	6,011	66	7,675
Life insurance proceeds and changes in cash surrender value	(1,503)	(557)	(258)	(2,713)
Tax expense (benefit) from vested RSUs(5)	(138)	56	541	464
Non-GAAP amounts	$32,390	$26,987	$59,369	$61,433

Diluted Earnings Per Share
Amounts on GAAP basis	$1.11	$0.62	$1.79	$1.72
Innovative technology costs, after-tax (includes related financing costs)(1)	0.17	0.14	0.45	0.32
ELD conversion costs, after-tax(2)	—	0.05	—	0.07
Nonunion pension termination costs, after-tax(3)	—	0.01	—	0.01
Nonunion pension expense, including settlement and termination expense, after-tax(4)	—	0.23	—	0.29
Life insurance proceeds and changes in cash surrender value	(0.06)	(0.02)	(0.01)	(0.10)
Tax expense (benefit) from vested RSUs(5)	(0.01)	—	0.02	0.02
Non-GAAP amounts(6)	$1.22	$1.02	$2.26	$2.32

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	The three and nine months ended September 30, 2019 include impairment charges related to equipment replacement and other one-time costs incurred to comply with the electronic logging device (“ELD”) mandate which became effective in December 2019.
3)	The three and nine months ended Septermber 30, 2019 include a one-time consulting fee associated with the termination of the nonunion defined benefit pension plan.
4)	For the nine months ended September 30, 2020, represents pension settlement expense related to the Company’s supplemental benefit plan. For the three and nine months ended September 30, 2019, nonunion defined benefit pension expense is presented as a non-GAAP adjustment with pension settlement expense, because expenses related to the plan were excluded from the financial information management used to make operating decisions, as the nonunion defined benefit pension plan was amended to terminate the plan with a termination date of December 31, 2017. Pension settlements related to benefit distributions for the plan termination began in fourth quarter 2018 and were completed in third quarter 2019.
5)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit) during the three and nine months ended September 30, 2020 and 2019.
6)	Non-GAAP EPS is calculated in total and may not foot due to rounding.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2020		2019		2020		2019

Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$36,646	93.5%	$31,722	94.4%	$70,922	95.4%	$81,515	95.0%
Innovative technology costs, pre-tax(1)	6,199	(1.1)	4,664	(0.8)	15,521	(1.0)	9,200	(0.6)
ELD conversion costs, pre-tax(2)	—	—	1,796	(0.3)	—	—	2,358	(0.1)
Nonunion pension termination costs, pre-tax(3)	—	—	295	(0.1)	—	—	295	—
Non-GAAP amounts	$42,845	92.4%	$38,477	93.2%	$86,443	94.4%	$93,368	94.3%

Asset-Light

ArcBest Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$4,831	97.8%	$2,452	98.8%	$4,725	99.1%	$6,304	98.9%
Nonunion pension termination costs, pre-tax(3)	—	—	23	—	—	—	23	—
Non-GAAP amounts	$4,831	97.8%	$2,475	98.8%	$4,725	99.1%	$6,327	98.9%

FleetNet Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$987	98.0%	$1,171	97.8%	$2,809	98.1%	$3,685	97.7%
Nonunion pension termination costs, pre-tax(3)	—	—	12	—	—	—	12	—
Non-GAAP amounts	$987	98.0%	$1,183	97.8%	$2,809	98.1%	$3,697	97.7%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$5,818	97.8%	$3,623	98.6%	$7,534	98.9%	$9,989	98.6%
Nonunion pension termination costs, pre-tax(3)	—	—	35	—	—	—	35	—
Non-GAAP amounts	$5,818	97.8%	$3,658	98.6%	$7,534	98.9%	$10,024	98.6%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(2,682)		$(4,137)		$(10,430)		$(16,505)
Innovative technology costs, pre-tax(1)	(158)		63		(181)		1,904
Nonunion pension termination costs, pre-tax(3)	—		20				20
Non-GAAP amounts	$(2,840)		$(4,054)		$(10,611)		$(14,581)

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	The three and nine months ended September 30, 2019 include impairment charges related to equipment replacement and other one-time costs incurred to comply with the electronic logging device (“ELD”) mandate which became effective in December 2019.
3)	The three and nine months ended September 30, 2019 include a one-time consulting fee associated with the termination of the nonunion defined benefit pension plan.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended September 30, 2020
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$39,782	$(604)	$39,178	$9,774	$29,404	24.9%
Innovative technology costs(1)	6,041	191	6,232	1,605	4,627	25.8
Life insurance proceeds and changes in cash surrender value	—	(1,503)	(1,503)	—	(1,503)	—
Tax benefit from vested RSUs(2)	—	—	—	138	(138)	—
Non-GAAP amounts	$45,823	$(1,916)	$43,907	$11,517	$32,390	26.2%

	Nine Months Ended September 30, 2020
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$68,026	$(5,729)	$62,297	$15,111	$47,186	24.3%
Innovative technology costs(1)	15,340	597	15,937	4,103	11,834	25.7
Nonunion pension expense, including settlement(3)	—	89	89	23	66	25.8
Life insurance proceeds and changes in cash surrender value	—	(258)	(258)	—	(258)	—
Tax expense from vested RSUs(2)	—	—	—	(541)	541	—
Non-GAAP amounts	$83,366	$(5,301)	$78,065	$18,696	$59,369	23.9%

	Three Months Ended September 30, 2019
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$31,208	$(7,866)	$23,342	$7,072	$16,270	30.3%
Innovative technology costs(1)	4,727	139	4,866	1,252	3,614	25.7
ELD conversion costs(4)	1,796	—	1,796	463	1,333	25.8
Nonunion pension termination costs(5)	350	—	350	90	260	25.7
Nonunion pension expense, including settlement and termination expense(3)	—	6,718	6,718	707	6,011	10.5
Life insurance proceeds and changes in cash surrender value	—	(557)	(557)	—	(557)	—
Tax expense from vested RSUs(2)	—	—	—	(56)	56	—
Non-GAAP amounts	$38,081	$(1,566)	$36,515	$9,528	$26,987	26.1%

	Nine Months Ended September 30, 2019
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(6)
Amounts on GAAP basis	$74,999	$(11,501)	$63,498	$17,964	$45,534	28.3%
Innovative technology costs(1)	11,104	291	11,395	2,933	8,462	25.7
ELD conversion costs(4)	2,358	—	2,358	607	1,751	25.7
Nonunion pension termination costs(5)	350	—	350	90	260	25.7
Nonunion pension expense, including settlement and termination expense(3)	—	8,959	8,959	1,284	7,675	14.3
Life insurance proceeds and changes in cash surrender value	—	(2,713)	(2,713)	—	(2,713)	—
Tax expense from vested RSUs(2)	—	—	—	(464)	464	—
Non-GAAP amounts	$88,811	$(4,964)	$83,847	$22,414	$61,433	26.7%

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit) during the three and nine months ended September 30, 2020 and 2019.
3)	For the nine months ended September 30, 2020, represents pension settlement expense related to the Company’s supplemental benefit plan. For the three and nine months ended September 30, 2019, nonunion defined benefit pension expense is presented as a non-GAAP adjustment with pension settlement expense, because expenses related to the plan were excluded from the financial information management used to make operating decisions, as the nonunion defined benefit pension plan was amended to terminate the plan with a termination date of December 31, 2017. Pension settlements related to benefit distributions for the plan termination began in fourth quarter 2018 and were completed in third quarter 2019. The three and nine months ended September 30, 2019 include a noncash pension termination expense related to an amount which was stranded in accumulated other comprehensive income until the pension benefit obligation was settled upon plan termination.
4)	The three and nine months ended September 30, 2019 include impairment charges related to equipment replacement and other one-time costs incurred to comply with the electronic logging device (“ELD”) mandate which became effective in December 2019.
5)	The three and nine months ended September 30, 2019 include a one-time consulting fee associated with the termination of the nonunion defined benefit pension plan.
6)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance, because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019

	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$29,404	$16,270	$47,186	$45,534
Interest and other related financing costs	2,860	2,900	9,185	8,593
Income tax provision	9,774	7,072	15,111	17,964
Depreciation and amortization	30,032	29,361	88,131	83,332
Amortization of share-based compensation	2,885	2,409	7,956	7,268
Amortization of net actuarial (gains) losses of benefit plans and pension settlement expense, including termination expense(1)	(148)	6,800	(352)	9,140
Consolidated Adjusted EBITDA	$74,807	$64,812	$167,217	$171,831

1)	The nine months ended September 30, 2020 includes pre-tax pension settlement expense of $0.1 million related to the Company’s supplemental benefit plan. The three and nine months ended September 30, 2019 includes pre-tax pension settlement expense of $2.5 million and $4.2 million, respectively, related to the Company’s nonunion defined benefit pension plan for which plan termination was completed as of December 31, 2019. The three and nine months ended September 30, 2019 also include a $4.0 million noncash pension termination expense related to an amount which was stranded in accumulated other comprehensive income until the pension benefit obligation was settled upon plan termination.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019

Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands)

ArcBest
Operating Income	$4,831	$2,452	$4,725	$6,304
Depreciation and amortization(2)	2,413	2,607	7,332	8,813
Adjusted EBITDA	$7,244	$5,059	$12,057	$15,117

FleetNet
Operating Income	$987	$1,171	$2,809	$3,685
Depreciation and amortization	411	332	1,204	982
Adjusted EBITDA	$1,398	$1,503	$4,013	$4,667

Total Asset-Light
Operating Income	$5,818	$3,623	$7,534	$9,989
Depreciation and amortization(2)	2,824	2,939	8,536	9,795
Adjusted EBITDA	$8,642	$6,562	$16,070	$19,784

2)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2020	2019	% Change	2020	2019	% Change

	(Unaudited)
Asset-Based

Workdays	64.0	63.5		191.5	190.0

Billed Revenue(1) / CWT	$35.69	$36.35	(1.8%)	$34.21	$35.38	(3.3%)

Billed Revenue(1) / Shipment	$454.94	$443.82	2.5%	$435.96	$435.61	0.1%

Shipments	1,242,943	1,271,697	(2.3%)	3,549,465	3,754,801	(5.5%)

Shipments / Day	19,421	20,027	(3.0%)	18,535	19,762	(6.2%)

Tonnage (Tons)	792,258	776,370	2.0%	2,261,919	2,311,266	(2.1%)

Tons / Day	12,379	12,226	1.2%	11,812	12,165	(2.9%)

Pounds / Shipment	1,275	1,221	4.4%	1,275	1,231	3.6%

Average Length of Haul (Miles)	1,096	1,040	5.4%	1,074	1,035	3.8%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Nine Months Ended
	September 30, 2020	September 30, 2020

	(Unaudited)
ArcBest(2)

Revenue / Shipment	5.7%	0.7%

Shipments / Day	(0.4%)	(11.1%)

2)	Statistical data related to managed transportation solutions transactions are not included in the presentation of operating statistics for the ArcBest segment.

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